                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


                                 LANDACORP, INC.
                              LIST OF SUBSIDIARIES

SUBSIDIARY                                                         INCORPORATED
----------                                                         ------------
Promedex, Inc.                                                     Delaware, USA

PatientCentrix, Inc.                                               Delaware, USA